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                                                                EXHIBIT 10.14


                 AGREEMENT ON DEVELOPMENT, SUPPLY, AND MARKETING


                                     between

                           SIEMENS MEDICAL SOLUTIONS,
                             RONTGENWERK RUDOLSTADT

                                       and

                                 BRUKER AXS GMBH
                          OSTLICHE RHEINBRUCKENSTR. 50
                                 76187 KARLSRUHE
                                     GERMANY


                         REGARDING EXCLUSIVE COOPERATION
                                 IN THE FIELD OF
                          X-RAY TUBES AND EMITTERS FOR
                            X-RAY DIFFRACTOMETRY AND
                               X-RAY SPECTROMETRY



1.     Preamble

       Siemens Rontgenwerk Rudolstadt ("SRW") is one of the leading manufacturers of x-ray tubes for material testing in the field of x-ray diffractometry and spectrometry. Bruker AXS GmbH ("BAXS") is a globally active market leader in the development, production, marketing, sales, and support of high-quality x-ray analysis devices for use in structural research, materials research, and quality and process control in the manufacturing sector. BAXS and SRW have successfully collaborated in the past on the development and marketing of high-quality x-ray tubes and emitters ("tubes"). This Cooperation Agreement is intended to intensify their strategic cooperation and ensure a long-term technical and commercial commitment by both partners.


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.


                                  Page 1 of 5

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2.     DEFINITIONS

       "Products" refers to all products currently manufactured by SRW (i.e.; KF tubes, AG66, and AG22), as well as all new tubes jointly developed in the future for diffractometry and spectrometry.

3.     SUBJECT MATTER OF THE AGREEMENT

       The subject matter of the Agreement is exclusive cooperation in the field of developing and marketing the products for diffractometry and spectrometry.

       SRW shall supply BAXS exclusively with the existing products, as well as all products arising from the joint new development efforts, and BAXS shall purchase these products exclusively from SRW for its systems, unless SRW is unable to supply an equivalent product (e.g., special precision-focus tubes, special anode materials, etc.), or is unable to meet Bruker AXS' projected requirements (e.g., technical or quality-related supply problems).

       BAXS shall market the products exclusively in its system and aftermarket business worldwide.

4.     EXCLUSIVITY

       Exclusivity shall be linked to the purchase of a total annual volume (Appendix 1) of all products supplied by SRW. Should BAXS fail to achieve the defined minimum annual volume, then SRW may terminate the Agreement. The threshold values for maintaining exclusivity shall be adjusted accordingly for new developments. The basis for all decisions/considerations shall be the calendar year in each case.

       Exclusivity shall extend to all products in the worldwide business for diffractometry and spectrometry. If the technologies of these products can be used in their current form or a modified form in other technological applications, then SRW shall have the right to market the products freely in these areas.

       Copies of other tubes currently on the market shall also be excluded from this arrangement. SRW may market such tubes in the field of diffractometry and spectrometry. Nevertheless, SRW shall inform BAXS of its intention to build such copies, as well as any intention to market them. In addition, SRW may undertake the production of diffractometry tubes for other tube manufacturers. These tubes shall bear the label of the tube manufacturer (example: Thales).

       In the event of new product developments, SRW shall always receive "first call" and "last call."

5.     PRICES AND CHANGES IN PRICING

       Prices and changes in pricing are presented in Appendix 1. In the event of significant changes in material prices (increase or decrease), SRW and BAXS shall adjust the prices. If necessary, this should occur at the end of a fiscal year. If additional action is required due to extreme changes in material prices during a particular year, then the number of these negotiations shall be limited to two per year.

                                  Page 2 of 5

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6.     SPECIAL CASE FOR DIFFRACTOMETRY TUBES

       For KF tubes, prices as of December 31, 2004 have been established with an increase of 3% per year on the currently existing base price. New negotiations will take place after this date.

       SRW shall have the option of building up a direct business relationship for diffractometry tubes with the Bruker AXS sales and support organizations worldwide. This shall include all commercial and logistical handling, including the handling of returns and [warranties]; i.e., the Bruker AXS production and development companies shall not be involved in the business in any way. The prices for this direct business shall be 14% above the agreed standard conditions in each case.

       The BAXS production and development sites (Karlsruhe, Madison, Congleton, and Delft) shall purchase the products at the standard conditions.

       In the event that SRW cannot or does not wish to handle LC transactions, the transaction shall be completed via BAXS at the standard conditions.

       Other conditions such as warranty, etc., shall be identical for both channels of distribution.

7.     SUPPLY FORECAST - BONUS ARRANGEMENT FOR DEVIATIONS

       In October of each year, BAXS and SRW shall agree upon a forecast for each product line (currently KF, AG22, AG66) for the following year, and shall establish this as the basis for the following year. The total of the forecast volume must attain the value of the total annual sales volume stipulated in Appendix 1.

       The following bonus arrangement shall apply for sales in each product group:

       o No bonus payments shall be made for total volumes between 90% and 110%.

       o If the volume of a product group sinks below 90%, BAXS shall pay to SRW a bonus equal to 50% of the difference in sales between the achieved figure and the threshold value (here: 90%).

       o If the volume sinks below 60% of the forecast sales volume, then a separate meeting shall take place between BAXS and SRW.

       o If the volume of a product group exceeds the 110% threshold, then BAXS shall receive a bonus equal to 25% of the difference in value between the achieved figure and the threshold value (here: 110%).

       o If the volume exceeds the 125% threshold, then BAXS shall receive a bonus equal to 35% of the sales volume exceeding 125%.

       o In the event that the sales volume of a product group exceeds 140%, then the bonus amount shall be negotiated in a separate meeting.

       TERMS OF DELIVERY

       The Logistics and Warranty Agreement between Bruker AXS and SRW shall apply for the delivery of products.

8.     CONFIDENTIALITY


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       This Agreement and all related technical and commercial details must be handled in strictest confidence by both partners, and may be disclosed to third parties only with the previous written consent of the other party in each case.

       The termination of this Agreement shall not release either partner from this obligation for a period of three years.

9.     RECIPROCAL AGREEMENT

       SRW agrees to keep up-to-date with technological progress in the field of diffractometry and spectrometry tubes, and to offer products to BAXS at market conditions.

       BAXS agrees to keep SRW informed regarding the latest developments in the diffractometry and spectrometry market, and to market SRW's products with its "best effort" and using typical marketing methods.

10.    TERM OF AGREEMENT

       This Agreement shall come into effect upon signing, and for the present shall be limited to the period ending December 31, 2006. Upon signing of this Agreement, the OEM Supply Agreement between Siemens Rohrenwerk and Siemens AG dated February 28, 1991 shall become invalid.

11.    SALES REPORTING

       SRW shall supply BAXS with quarterly sales summaries categorized by product group no later than the 15th day of the following quarter.

12.    TERMINATION

       This Agreement may be terminated in writing with a six-month period of notice no earlier than December 31, 2006. If this does not occur, then this Agreement shall be automatically extended for one year. SRW agrees to supply BAXS with the products even after termination of this Agreement, if required by BAXS in order to fulfill contracts that BAXS has entered into either prior to the end of the Agreement or based upon binding offers issued during the period of the Agreement.

13.    FINAL PROVISIONS AND SEVERABILITY CLAUSE

13.1   Changes to Agreement

       Changes or additions to this Agreement must be made in writing.

       Neither of the parties to the Agreement shall have the right to transfer or assign the Agreement, or rights or obligations under the Agreement, to third parties without consent. Consent may not be unfairly denied.

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13.2   Severability Clause

       Should a provision of this Agreement be or become invalid, then the validity of the remaining portions of this Agreement shall not be affected thereby. The parties to the contract shall be obligated to act in good faith within the bounds of reason to replace the invalid provision with a permissible arrangement that approximates to the extent possible the intent of the original, so long as this causes no material modification of the content of the Agreement.

13.3 Unless otherwise specified, this Agreement and the individual purchase orders shall be subject to the provisions of the German Civil Code. The contractual relations between the supplier and the purchaser shall be subject to German law, excluding the United Nations Convention on Contracts for the International Sale of Goods signed on April 11, 1980.

13.4   The venue is Karlsruhe.

13.5   The place of performance is Rudolstadt.



Rudolstadt, August 2, 2001                      Karlsruhe, August 2, 2001


Siemens Medical Solutions                       Bruker AXS GmbH
Rontgenwerk Rudolstadt


-----------------------------                   -------------------------------
Dr. F. Neumann                                  Dr. Martin Haase




-----------------------------
W. Gumbrecht                     Appendix:  BAXS-SRW Business Model 2002 - 2006


                                  Page 5 of 5



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Exhibit 1

2002 - 2006 SCHEDULE WITH EXCLUSIVITY THRESHOLD AMOUNTS


                                                                                                                   CUMULATIVE
YEAR                            2000        2001       2002        2003        2004        2005        2006        2002 - 2006

FINE STRUCTURE CERAMIC(S) AT PRODUCTION CENTERS
  Number of items     [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Price (EUR)         [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Total               [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

FINE STRUCTURE CERAMIC(S) - BAXS SELLING AND SUPPORT ORGANIZATIONS
  Number of items     [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Price (EUR)         [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Total               [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

FINE STRUCTURE CERAMIC(S) - TOTAL
  Number of items     [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Price (EUR)         [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Total               [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

AG 22
  Number of items     [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Price (EUR)         [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Total               [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

AG 66
  Number of items     [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Price (EUR)         [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]
  Total               [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

TOTAL                 [**]      [**]        [**]       [**]        [**]        [**]        [**]        [**]           [**]

EXCLUSIVITY THRESHOLD
                                [**]        [**]       [**]        [**]        [**]
                                [**]        [**]       [**]        [**]        [**]

ACCEPTANCE:

1. AG 66 price on the assumption of 50/50 mix for 125/75 mu - tube

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.
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ACKNOWLEDGMENT OF TRANSLATION

14-Aug-01

The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Development Agreement between Bruker AXS GmbH and Siemens Medical Solutions is a fair and accurate English translation from German of the original executed agreement.


BRUKER AXS INC.
By: /s/ Martin Haase
Martin Haase, President and Chief Executive Officer